EXHIBIT 10.16

AMENDMENT NO. 1

TO

GUARANTEE AND SUPPORT AGREEMENT

BETWEEN

IBERDROLA,

S.A. AND

IBERDROLA RENEWABLES HOLDINGS, INC.

(formerly known as SCOTTISHPOWER HOLDINGS, INC.)

THIS AMENDMENT NO. 1 TO GUARANTEE AND SUPPORT AGREEMENT (this “Amendment No. l”) is dated and executed as of the 27th of May, 2010, but effective for all purposes as of April 1, 2010, by and among IBERDROLA, S.A., a corporation (sociedad anonima) organized and existing under the laws of the Kingdom of Spain (“Parent”) and IBERDROLA RENEWABLES HOLDINGS, INC. (formerly known as SCOTTISHPOWER HOLDINGS, INC.), a corporation organized under the laws of the State of Delaware in the United States of America (“SPHI”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Support Agreement (as defined below).

WHEREAS, the parties entered into that certain Guarantee and Support Agreement dated as of April 3, 2008, (the “Guarantee and Support Agreement”); and

WHEREAS, the parties hereto desire to amend the Guarantee and Support Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Amendment to Section 8. Section 8 of the Guarantee and Support Agreement which currently reads:

“9. Consideration. In consideration for Parent undertaking its obligations to SPHI under this Agreement, SPHI agrees to pay to the Parent, on or prior to the sixtieth (60th) day after the end of each fiscal year of SPHI during the term of this Agreement, an amount in cash equal to the product obtained by multiplying (a) the sum of the aggregate face value of the Obligations of SPHI relating to OTC Guarantees and the aggregate exposure of SPHI to any Obligations associated with Guarantees issued to support structured transactions for which Parent provided any support pursuant to paragraph 4 of this Agreement during the preceding fiscal year of SPHI, times (b) fifty basis points (0.50%).”

is hereby deleted in its entirety and replaced with the following:

“9. Consideration. In consideration for Parent undertaking its obligations to SPHI under this Agreement, SPHI agrees to pay to Parent, on or prior to the sixtieth (60th) day after the end of each fiscal year of SPHI during the term of this Agreement, an amount in cash equal to the product obtained by multiplying (a) the sum of the aggregate face value of Obligations of SPHI relating to OTC Guarantees and the aggregate exposure of SPHI to any Obligations associated with Guarantees issued to support structured transactions for which Parent provided any support pursuant to paragraph 4 of this Agreement during the preceding fiscal year of SPHI, times (b) thirty basis points (0.30%).”

2. Full Force and Effect. Except as expressly amended hereby, the Guarantee and Support Agreement shall continue to full force and effect as originally constituted (including any subsequent amendments thereto) and is ratified by the parties hereto.

3. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. Severability. If one or more provisions of this Amendment No.1 are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment No. 1 and the balance of this Amendment No. 1 shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5. Governing Law. This Amendment No. 1 shall be governed by and construed under the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute and deliver this Amendment No. 1 on the date first above written.

IBERDROLA, S.A.		IBERDROLA RENEWABLES HOLDINGS, INC.

By:	/s/ Jesús Martínez Pérez	By:	/s/ Pablo Canales
Name:	Jesús Martínez Pérez	Name:	Pablo Canales
Title:		Title:	Authorized Representative

By:	/s/ Javier Julio Pastor Zuazaga	By:	/s/ Richard Ito
Name:	Javier Julio Pastor Zuazaga	Name:	Richard Ito
Title:		Title:	Authorized Representative